UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: June 4, 2020
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	QEP	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2020, QEP Resources, Inc. (the "Company"), Wells Fargo Bank, National Association, in its capacity as administrative agent, the lenders party thereto and the guarantors party thereto entered into the Eighth Amendment to Credit Agreement (the "Amendment"), which amends that certain Credit Agreement, dated as of August 25, 2011 (as amended by the First Amendment to Credit Agreement, dated as of July 6, 2012, the Second Amendment to Credit Agreement, dated as of August 13, 2013, the Third Amendment to Credit Agreement, dated as of February 25, 2014, the Fourth Amendment to Credit Agreement and Commitment Increase Agreement, dated as of December 2, 2014, the Fifth Amendment to Credit Agreement, dated as of November 23, 2015, the Sixth Amendment to Credit Agreement, dated as of May 5, 2017, and the Seventh Amendment to Credit Agreement, dated as of November 21, 2017, the "Credit Agreement").

The Amendment amended the Credit Agreement to, among other things:

•	change the leverage ratio covenant to permit a maximum ratio of net priority guaranteed debt to consolidated EBITDAX of 2.50 to 1.00 as of the last day of each fiscal quarter of the Company;

•	a change of the present value debt ratio covenant to require a minimum present value to net priority guaranteed debt ratio of at least 1.50 to 1.00 at all times;

•	provide the ability to repurchase outstanding senior notes with up to $500 million of loan proceeds and certain other amounts;

•	provide the ability to issue subsidiary guarantees of up to $500 million of unsecured debt, with such guarantees being subordinated to the obligations under the Credit Agreement;

•	reduce the aggregate commitments under the Credit Agreement from $1.25 billion to $850 million;

•	require the Company’s material subsidiaries to guarantee the obligations under the Credit Agreement and certain swap obligations and bank product obligations;

•
revise the applicable rate for all borrowings under the Credit Agreement to be based on the utilization under the Credit Agreement rather than the Company’s leverage ratio, with Eurodollar rate loans bearing interest at the Eurodollar rate plus 250-350 basis points and a zero Eurodollar rate floor, and base rate loans bearing interest at the base rate plus 150-250 basis points; and

•	amend certain of the negative covenants and other provisions of the Credit Agreement, as more specifically set forth in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 4, 2020, the Company issued a press release announcing the entry into the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

10.1
Eighth Amendment to Credit Agreement, dated as of June 4, 2020, by and among QEP Resources, Inc., Wells Fargo Bank, National Association, in its capacity as administrative agent for the lenders, the lenders party thereto and the guarantors party thereto.

99.1	Press Release, dated June 4, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

June 4, 2020

/s/ William J. Buese
William J. Buese
Vice President, Chief Financial Officer and Treasurer